MUTUAL RISK MANAGEMENT LTD.
                                 (the "Company")


                               IRREVOCABLE VOTING
                                    P R O X Y



     The Undersigned, Robert A. Mulderig of 44 Church Streeet, Hamilton, Berumda, the holder of 285,714 Series A Preferred Stock due 2006 of the Company and $2,000,000 principal amount of 9 3/8% Convertible Exchangeable Debentures due 2006 of the Company HEREBY IRREVOCABLY APPOINTS XL Capital Ltd. of Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM JX, Bermuda or any of its Directors or Officers or any other person authorised by any such Director or Officer (the "Proxy Holder") AS MY PROXY to vote on my behalf at any general meeting of the Company or at any separate class meeting of the holders of Securities, any and all Securities from time to time held by me and AS MY ATTORNEY to sign any shareholder resolutions in lieu of a meeting and any other consents or waivers in relation to any or all Securities from time to time held by me.

     For the purposes of this Irrevocable Voting Proxy, the term "Securities" means, collectively, the Debentures, Voting Preferred Stock, Newco Voting Preferred Stock and Common Stock of the Company and Newco into which such Debentures are convertible or for which they are exchangeable (all such capitalised terms having the meanings set forth in the Securities Purchase Agreement dated as of May 8, 2001 among the Company and the Investors named therein).


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     THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE and exclusive and shall remain in full force and effect for a period of five years from the date hereof or until there shall be no Debentures outstanding, whichever is later.

     The undersigned hereby ratifies and confirms all that the Proxy Holder may lawfully do or cause to be done by virtue hereof.

     This Irrevocable Voting Proxy shall be governed by the laws of Bermuda and the parties irrevocably submit to the jurisdiction of the courts of Bermuda in relation to the matters contained herein.

     IN WITNESS WHEREOF the undersigned has executed this Irrevocable Voting Proxy this 7th day of May 2001.

SIGNED, SEALED AND DELIVERED        )
by the said Robert A. Mulderig      )
in the presence of:                 )  SIGNED ROBERT A. MULDERIG
                                    )
                                    )


SIGNED ROBERTA J. HENRY witness
-----------------------

ROBERTA J. HENRY name of witness
----------------